                                                                EXHIBIT 10.73


                                 CONFORMED COPY

                         AMENDMENT, WAIVER AND CONSENT
                                       TO
                                CREDIT AGREEMENT

     THIS AMENDMENT, WAIVER AND CONSENT TO CREDIT AGREEMENT ("Agreement") is being executed and delivered as of March 4, 1998 by and among Code-Alarm, Inc., a Michigan corporation (the "Borrower"), the other "Credit Parties" from time to time party to the Credit Agreement referred to below (together with the Borrower, collectively, the "Credit Parties"), the financial institutions from time to time party to such Credit Agreement (collectively, the "Lenders", and each individually, a "Lender"), and General Electric Capital Corporation, as the "Agent" for the Lenders (the "Agent"). Undefined capitalized terms which are used herein shall have the meanings ascribed to such terms in the Credit Agreement.

                              W I T N E S S E T H:

     WHEREAS, the Borrower, the other Credit Parties, the Lenders and the Agent are parties to that certain Credit Agreement dated as of October 24, 1997 (the "Credit Agreement"), pursuant to which the Lenders have agreed to provide, subject to the terms and conditions contained therein, certain loans and other financial accommodations to the Borrower;

     WHEREAS, the Borrower (i) failed to comply with the Cumulative Minimum EBITDA covenant for November 1997, December 1997 and January 1998, as provided in paragraph (c) of Annex G of the Credit Agreement, (ii) failed to comply with the Minimum Fixed Charge Coverage Ratio covenant for its Fiscal Quarter ended December 31, 1997, as provided in paragraph (b) of Annex G of the Credit Agreement, (iii) failed to timely deliver certain of the financial information and related materials required by paragraph (a) of Annex E of the Credit Agreement with respect to each of its October, November and December 1997 and January 1998 Fiscal Months, (iv) failed to timely deliver certain of the financial information and related materials required by Annex F of the Credit Agreement with respect to each of its October, November and December 1997 and January 1998 Fiscal Months, (v) failed to disclose on Disclosure Schedule (3.8) of the Credit Agreement the outstanding warrants pursuant to which Borrower was a party as of the Closing Date and after giving effect to the Restructuring Transactions, (vi) described in Exhibit A failed to comply with the provisions of Annex C of the Credit Agreement with respect to certain bank accounts heretofore established by the Borrower at First of America Bank and described in Exhibit A hereto, and with respect to certain bank accounts maintained at NationsBank which are now closed, (vii) failed to disclose on Disclosure Schedules (6.2) and (6.4) of the Credit Agreement certain loans made by Borrower prior to the Closing Date to certain officers of the Borrowers, which loans remain outstanding as of the date hereof and are described on Exhibit A hereto, (viii) failed to timely deliver the annual operating plan and related materials required by paragraph (c) of Annex E of the Credit Agreement for Borrower's current Fiscal Year, (ix) failed to comply with the provisions of paragraph (j), clause (iii) of Annex E of the Credit Agreement with respect to October, November and December 1997 and January 1998, and (x) failed to comply with the notification requirements of paragraph (f) of

Annex E of the Credit Agreement with respect to each of the matters described in clauses (i) through (ix) of this paragraph (hereinafter, collectively, the "Existing Defaults");

     WHEREAS, on or about February 6, 1998, the Borrower received $922,500 of cash proceeds (net of reasonable costs and expenses paid to non-Affiliates in connection therewith) from the settlement of certain litigation which was pending before the United States District Court, Western District of Texas, Austin Division, and known as Code Alarm, Inc. v. Alpine Electronics, Inc. and Audio Dimension, Inc., (Case No. A97CA575JN) (the "Settlement Proceeds"), which, pursuant to the provisions of Section 1.3(b)(v) of the Credit Agreement, gave rise to Borrower's obligation to prepay the Loans in an amount equal to fifty percent (50%) of such Settlement Proceeds;

     WHEREAS, Borrower requested that the Lenders and Agent agree to permit Borrower to prepay the Loans in an amount equal to only twenty-five percent (25%) of the Settlement Proceeds notwithstanding the provisions of Section 1.3(b)(v) of the Credit Agreement and, due to the pending nature of this Agreement, Borrower did prepay the Loans in such amount and, with Borrower understanding and agreement, Agent established a Reserve against the Borrowing Base in an amount equal to an additional twenty-five percent (25%) of the Settlement Proceeds (hereinafter, the "Alpine Reserve");

     WHEREAS, the Borrower has requested that the Lenders, and subject to the terms and conditions of this Agreement the Lenders are willing to, (i) waive each of the Existing Defaults, (ii) memorialize the Lenders' agreement to permit the Borrower to prepay the Loans in an amount equal to only twenty-five percent (25%) of the Settlement Proceeds, (iii) release the Alpine Reserve and
(iv) amend the Credit Agreement to correct certain errors and omissions, and to clarify certain ambiguities, contained therein.

     WHEREAS, Borrower informed the Lenders and Agent that (i) on February
3, 1998, the Lower Court entered a judgment with respect to the DEI Litigation in the amount of $10,651,443 plus daily prejudgment interest of $1,992.99 from January 20, 1998 until February 2, 1998, (ii) Borrower filed a Motion to Alter or Amend the Judgment with respect to such judgment raising issues regarding the prejudgment interest and willfulness components of such judgment and requesting reconsideration of $1,952,684 of such judgment (the "Non-Bonded Portion"), (iii) Borrower also filed a Motion to Stay Entry Or Execution of a Final Judgment with respect to the judgment, (iv) the Lower Court entered an order on February 6, 1998 granting a stay of execution with respect to the Non-Bonded Portion without security pursuant to Rule 62(b) of the Federal Rules of Civil Procedure until final disposition of Borrower's Motion to Alter or Amend the Judgment, (v) pursuant to such order, the Lower Court additionally denied Borrower's Motion to Stay Entry Or Execution of a Final Judgment with respect to the remaining portion of such judgment (the "Bonded Portion"), but granted a stay of execution with respect to the Bonded Portion until the expiration of 30 days after the February 3, 1998 entry of the judgment to enable Borrower to appeal the denial of such motion, (vi) upon the expiration of such 30 day stay period, Borrower would be required, pursuant to the February 6, 1998 order, to post a supersedeas bond pending appeal pursuant to Federal Rule of Civil Procedure 62(d) in the amount of $8,698,759, plus prejudgment interest from January 20, 1998 until February 2, 1998,


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plus a sum equal to sixteen months post-judgment interest, (vii)
Borrower has agreed with the other parties to the DEI Litigation that Borrower's posting of a supersedeas bond in the amount of $9,341,031 would be an adequate amount to secure the Bonded Portion;

     WHEREAS, Borrower requested that Agent arrange for the issuance, pursuant to the Credit Agreement and Litigation L/C Agreement, of a Litigation L/C in an amount equal to $9,341,031 to secure the supersedeas bond to be posted by Borrower in connection with the stay of execution of the Bonded Portion, notwithstanding the absence of any commitment on the part of Agent or the Lenders to arrange for such issuance or for the incurrence of Litigation L/C Obligations under the circumstances described herein pursuant to the existing terms of the Credit Agreement and Litigation L/C Agreement; and

     WHEREAS, Agent and the Term Lender are willing, subject to the terms and conditions of this Agreement, to modify the terms of the Credit Agreement (i) to allow for the issuance of a Litigation L/C, and incurrence of Litigation L/C Obligations, in the amount of $9,341,031 to secure the Bonded Portion and (ii) to provide for the Term Lenders' further commitment to arrange for the amendment or other modification or substitution of such Litigation L/C upon resolution of all pending motions and other issues before the Lower Court with respect to the DEI Litigation and the bonding of the Bonded Portion, provided that the Litigation L/C as so modified to cover all portions of the Lower Court's judgment would not exceed $12,000,000 and provided that such judgment is a final and complete judgment of the Lower Court with respect to all matters relating to the DEI Litigation.

     NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrower, the Lenders and the Agent, such parties hereby agree as follows:

     1. Amendment. Subject to Paragraph 4 of this Agreement, and effective as of the date of this Agreement, the Credit Agreement is hereby amended (a) in the manner and to the extent provided in the conformed copy of the Credit Agreement attached hereto as Exhibit B, and (b) to delete the existing Disclosure Schedules (3.8), (3.19), (6.2), and (6.4) thereto and to replace such schedules with the corresponding schedules attached as Exhibit A hereto.

     2. Waiver. Subject to Paragraph 4 of this Agreement and effective as of the date of this Agreement, each of the Lenders and the Agent hereby waives
(a) each of the Existing Defaults and (b) the Borrower's compliance with the provisions of Annex C of the Credit Agreement with respect to the bank accounts maintained at First of America Bank and described in Exhibit A hereto, provided, that, at all times from and after the date hereof during which Borrower maintains such accounts, Borrower shall utilize such accounts solely for the deposit of amounts sufficient to pay the Borrower's accrued payroll expenses and the disbursement of such deposits for such purposes, or otherwise will fully comply with the terms and conditions of such annex with respect to such bank accounts.

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

     3. Consent and Release. Subject to Paragraph 4 of this Agreement and effective as of the date of this Agreement, and notwithstanding the terms of
Section 1.3(b)(v) of the Credit Agreement, each of the Lenders and the Agent hereby consents to the prepayment with respect to the Settlement Proceeds in an amount equal to only twenty-five percent (25%) of such Settlement Proceeds and hereby releases the Alpine Reserve.

     4. Effectiveness of this Agreement; Conditions Precedent. The provisions of Paragraphs 1 through 3 shall be deemed to have become effective as of the date of this Agreement, but such effectiveness shall be expressly conditioned upon the Agent's receipt on or before March 5, 1998 of each of the following:

     (a) an originally-executed counterpart of this Agreement executed by a duly authorized officer of the Borrower, each other Credit Party, and each of the Requisite Lenders;

     (b) originally-executed counterparts to a Reaffirmation of Guaranties duly executed by the Pegasus Funds substantially in the form attached hereto, together with the calculations referred to in clause (e) thereof, in form and scope acceptable to the Agent;

     (c) an originally-executed certificate of Borrower's chief financial officer with respect to the anti-dilution adjustments to the GECC Warrants resulting from the issuance of the "Litigation Warrants" (as defined in the Series A Preferred Stock Documents) to be issued by Borrower to the Pegasus Funds simultaneously with the issuance of the initial Litigation L/C contemplated by this Agreement, together with certified copies of the fully-executed Litigation Warrants so issued or to be issued; and

     (d) an originally-executed certificate of Borrower's chief financial officer calculating the amounts determined pursuant to clauses (ii) and (iii) of Section 2.3(I)(a) of the Credit Agreement, and the Net Borrowing Availability, as of the most recent date on which such information is available to Borrower's chief financial officer.

     5. Request for Incurrence of Litigation L/C Obligations. In accordance with paragraph (e) of Annex B of the Credit Agreement, Borrower hereby requests Agent to incur Litigation L/C Obligations in the amount of $9,341,031 by arranging for the issuance of a Litigation L/C in such amount, naming United Pacific Insurance Company as beneficiary, and otherwise substantially in the form and upon the terms attached as Exhibit C hereto. Borrower hereby (a) represents and warrants that, upon issuance of such Litigation L/C, all of the conditions set forth in Sections 2.1, 2.3(I) and 2.4 of the Credit Agreement, as amended by this Agreement, have been, or thereupon will be, satisfied and
(b) reaffirms Borrower's grant to Agent of each of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents and the Litigation Collateral Documents.


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






     6. Representations and Warranties. (a) The Borrower and each other Credit Party hereby represents and warrants that this Agreement constitutes the legal, valid and binding obligation of the Borrower and such other Credit Party enforceable against the Borrower and each other Credit Party in accordance with its terms.

     (b) The Borrower and each other Credit Party hereby represents and warrants that its execution and delivery of this Agreement, and its performance hereafter of the Credit Agreement as modified by this Agreement, have been duly authorized by all necessary corporate action, do not violate any provision of its articles of incorporation, bylaws or other charter documents, will not violate any law, regulation, court order or writ applicable to it, will not require the approval or consent of any governmental agency, and do not require the approval or consent of any third party under the terms of any contract or agreement to which the Borrower, any other Credit Party, Parent or any Subsidiary of the Borrower or any other Credit Party is bound.

     (c) The Borrower hereby represents and warrants that, after giving effect to this Agreement, (i) no Default or Event of Default has occurred and is continuing or will have occurred and be continuing and (ii) all of the representations and warranties of the Borrower and each other Credit Party contained in the Credit Agreement (other than representations and warranties which, in accordance with their express terms, are made only as of a specified date) are, and will be, true and correct as of the date of the Borrower's and such other Credit Parties' execution hereof in all material respects as though made on and as of such date.

     (d) Borrower hereby further represents and warrants that, except as set forth in Disclosure Schedule (3.8) of the Credit Agreement or in Exhibit A attached hereto, as of the date hereof both before and after giving effect to the issuance of the "Litigation Warrants" (as defined in the Series A Preferred Stock Documents) to be issued by Borrower to the Pegasus Funds simultaneously with the issuance of the initial Litigation L/C contemplated by this Agreement and the anti-dilution adjustments to the GECC Warrants and any other equity interests resulting from such issuance, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries.

     7.  Reference to and Effect on Credit Agreement.   The Credit Agreement
shall remain in full force and effect and is hereby ratified and confirmed. Except as is expressly set forth in Paragraphs 2 and 3 of this Agreement, neither the execution, delivery nor effectiveness of this Agreement shall operate as a waiver of any right, power or remedy of the Agent or any Lender of any Default or Event of Default under the Credit Agreement, all of which the Agent and the Lenders hereby expressly reserve. The Borrower, each other Credit Party, the Lenders and the Agent agree and acknowledge that this Agreement constitutes a "Loan Document" under and as defined in the Credit Agreement.

     8. Reaffirmation. Each of the Borrower and the other Credit Parties hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise,

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



under each Loan Document to which it is a party, (b) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Loan Documents and (c) agrees that neither such ratification and reaffirmation, nor the Agent's and the Lenders' solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a ratification or reaffirmation of the Borrower's or the other Credit Parties' obligations under the Loan Documents with respect to any subsequent modifications to the Credit Agreement or other Loan Documents.

     9.  Authorized Persons.  Borrower hereby notifies Agent that each of Craig
S. Camalo or Teresa Waske, in their respective capacities as officers or employees of Borrower, have been authorized by Borrower to, either alone or jointly, make requests for Loans or Advances under the Credit Agreement, each of which request shall be legally binding upon the Borrower.

     10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws and decisions of the State of Illinois (including S.H.A. 735 ILCS 105/5-1, et. seq., but without giving effect to any other conflicts of law provisions).

     11. Agent's Expenses. The Borrower hereby agrees to promptly reimburse the Agent for all of the reasonable out-of-pocket expenses, including, without limitation, attorneys' and paralegals' fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Agreement.

     12. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement among the parties.

                                    * * * *


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


     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                             CODE-ALARM, INC.



                                             By:   /s/ Craig S. Camalo
                                                ------------------------------
                                             Name:   Craig S. Camalo
                                                  ----------------------------
                                             Title:   Vice President
                                                   ---------------------------


                                             GENERAL ELECTRIC CAPITAL
                                             CORPORATION, as Agent and Lender



                                             By:   /s/ Catharine L. Midkiff
                                                ------------------------------
                                             Name:   Catherine L. Midkiff
                                                  ----------------------------
                                             Title:   Duly Authorized Signatory
                                                   ---------------------------


                                             TESSCO GROUP, INC.



                                             By:   /s/  Craig S. Camalo
                                                ------------------------------
                                             Name:   Craig S. Camalo
                                                  ----------------------------
                                             Title:   Secretary
                                                   ---------------------------


                                             CHAPMAN SECURITY SYSTEMS, INC.


                                             By:   /s/ Craig S. Camalo
                                                ------------------------------
                                             Name:   Craig S. Camalo
                                                  ----------------------------
                                             Title:   Secretary
                                                   ---------------------------

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



                                             INTERCEPT SYSTEMS, INC.


                                             By:   /s/  Craig S. Camalo
                                                ------------------------------
                                             Name:   Craig S. Camalo
                                                  ----------------------------
                                             Title:   Secretary
                                                   ---------------------------


                                             ANES, INC.


                                             By:   /s/  Craig S. Camalo
                                                ------------------------------
                                             Name:   Craig S. Camalo
                                                  ----------------------------
                                             Title:   Secretary
                                                   ---------------------------

                          REAFFIRMATION OF GUARANTIES

     Reference is hereby made to (i) that certain Limited Supplemental Guaranty dated as of October 24, 1997 (the "Supplemental Guaranty") among Pegasus Partners, L.P., a Delaware limited partnership, and Pegasus Related Partners, L.P., a Delaware limited partnership (collectively, the "Guarantors"), and General Electric Capital Corporation, a New York corporation, individually and as agent (the "Agent"), (ii) that certain Limited Litigation Guaranty dated as of October 24, 1997 (the "Litigation Guaranty") among the Guarantors and the Agent, (iii) that certain Credit Agreement dated as of October 24, 1997 (the "Credit Agreement") among Code-Alarm, Inc., a Michigan corporation (the "Borrower"), certain other "Credit Parties" referred to and as defined therein (the "Credit Parties"), certain "Lenders" from time to time party thereto (the "Lenders"), and the Agent, and (iv) that certain Amendment, Waiver and Consent to Credit Agreement of even date herewith (the "Amendment") among the Borrower, the Credit Parties, the Lenders and the Agent.

     Subject to receipt of the acknowledgment of the Agent provided below, each of the Guarantors hereby (a) acknowledges having received and reviewed a copy of the Amendment and hereby expressly consents to its terms and conditions, (b) subject to clause (c) below, ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the "Supplemental Guaranty" (as defined in the Credit Agreement) and the Litigation Guaranty (collectively, the "Guaranties"), (c) confirms and agrees that, upon the issuance of the initial Litigation L/C in an original stated amount of $9,341,031 as contemplated by the Amendment, the "Limitation Amount" as referred to and defined in the Litigation Guaranty shall equal $9,341,031, (d) confirms that it has received the Litigation Warrants in sufficient form and amount and the related Litigation Warrant Opinion, in each case as referred to in Section 3(b) of the Litigation Guaranty, (e) certifies that together herewith it has delivered a calculation of the Net Assets and Unpaid Capital Obligations of each Guarantor as of the date hereof, and a calculation of the Aggregate Net Capital and Aggregate Portfolio Cash Flow as of the date hereof (in each case as defined in the Litigation Guaranty), (f) confirms that each of the representations and warranties set forth in Section 4 of the Litigation Guaranty are true and correct as of the date hereof, (g) agrees and acknowledges that, upon the issuance of the initial Litigation L/C referred to above, each of the Effectiveness Conditions shall be deemed to have been satisfied and the Effective Date shall be deemed to have occurred (as such capitalized terms are defined in the Litigation Guaranty), and (h) agrees that, in the event the Borrower requests that the Agent arrange for a modification, substitution, supplementation or reissuance of the Litigation L/C which would have the effect of increasing the stated amount thereof to an aggregate amount not exceeding $12,000,000 and the Agent shall, pursuant to the terms and conditions of the Credit Agreement, be obligated to arrange for such modification, substitution, supplementation or reissuance pursuant to such terms and conditions (upon the Guarantors' reaffirmation of its Guaranty obligations), then the Limitation Amount referred to and defined in the Litigation Guaranty shall be increased to an amount equal to the stated amount of the Litigation L/C as so increased upon (1) Guarantors' receipt of additional Litigation Warrants in an amount and with an exercise price determined pursuant to Section 5.4 of that certain Unit Purchase Agreement dated as of October 24, 1997 among the Borrower and the Guarantors, and a Litigation Warrant Opinion, in each case substantially in the forms of those being delivered in connection herewith, and (2) the effectiveness of such modification, substitution or reissuance of the Litigation L/C.

     IN WITNESS WHEREOF, this instrument has been executed and delivered as of this 4th day of March, 1998.



PEGASUS PARTNERS, L.P.                   PEGASUS RELATED PARTNERS, L.P.
By: PEGASUS INVESTORS, L.P.,             By: PEGASUS INVESTORS, L.P.,
  as Managing General Partner              as Managing General Partner
By: PEGASUS INVESTORS GP, INC.,          By: PEGASUS INVESTORS GP, INC.,
  as General Partner                        as General Partner



By:   /s/ Richard Cion                   By:   /s/ Richard Cion
   -------------------------------          -------------------------------
          Name:  Richard Cion                      Name:   Richard Cion
               -------------------                      -------------------
          Title:   Vice President                  Title:   Vice President
                ------------------                      -------------------



     The undersigned hereby acknowledges receipt of the items required to be delivered to it pursuant to Section 3 of the Litigation Guaranty and agrees that the "Limitation Amount" as referred to and defined in the Litigation Guaranty is $9,341,031 and may not be increased except as provided above.


                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION, as Agent



                                    By:   /s/ Catharine L. Midkiff
                                       ----------------------------------------
                                            Name:   Catharine L. Midkiff
                                                 ------------------------------
                                            Title:   Duly Authorized Signatory
                                                  -----------------------------



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